UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INTERLINK ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTERLINK ELECTRONICS, INC.
10100 Santa Monica Boulevard, Suite 1400
Los Angeles, California 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Tuesday, June 28, 2022

Dear Stockholders:

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Interlink Electronics, Inc., a Nevada corporation (“Interlink”), will be held on Tuesday, June 28, 2022, at 10:00 a.m. Pacific Time, at Interlink’s Los Angeles office, located at 10100 Santa Monica Boulevard, Suite 1400, Los Angeles, California 90067, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect four directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of Interlink has fixed the close of business on May 9, 2022 as the record date for the Annual Meeting. Only common stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All stockholders are cordially invited to attend the meeting. This year, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet or by telephone, and how you can request and receive, free of charge, a printed copy of our proxy materials. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or the Internet by following the voting procedures described in the Proxy Materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

By order of the Board of Directors,

/s/ Steven N. Bronson

Steven N. Bronson
Chief Executive Officer

Irvine, California
May 9, 2022

i

INTERLINK ELECTRONICS, INC.

PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

Our board of directors solicits your proxy for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.” The table below shows some important details about the Annual Meeting and voting. Additional information is available in the “Frequently Asked Questions” section of the proxy statement immediately below the table. We use the terms “Interlink,” “the Company,” “we,” “our” and “us” in this proxy statement to refer to Interlink Electronics, Inc., a Nevada corporation.

The Notice of Annual Meeting, proxy statement and proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) are first being sent or made available to owners of shares of our common stock, which is our only class of voting securities, on or about May 18, 2022.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting

This proxy statement and the 2021 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/LINK and on the “Investors” section of our website at www.interlinkelectronics.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

Meeting Details	June 28, 2022, 10:00 a.m. Pacific Time, at the Los Angeles office of Interlink Electronics, Inc., 10100 Santa Monica Boulevard, Suite 1400, Los Angeles, California 90067

Record Date	May 9, 2022

Shares Outstanding	There were 6,602,498 shares of common stock outstanding and entitled to vote as of the Record Date.

Eligibility to Vote	Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each common share held as of the Record Date. Holders of our 8.0% series A convertible preferred stock do not have voting rights, except in certain limited circumstances, and will not be entitled to vote at the 2022 annual meeting or any adjournment thereof.

Quorum	A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.

Voting Methods	Stockholders whose common shares are registered in their names with Computershare, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote in person at the Annual Meeting by attending the Annual Meeting and casting a ballot. Stockholders whose common shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees. See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.

Inspector of Elections	We will appoint an Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or in person at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and post results on the “Investors” section of our website at www.interlinkelectronics.com as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs	We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports. Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the common shares that the nominees hold in their names.

FREQUENTLY ASKED QUESTIONS

What matters am I voting on?

You will be voting on:

•	The election of four directors to hold office until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

•	An advisory vote on executive compensation;

•	A proposal to ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR the election of the four directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms;

•	FOR endorsement of the compensation of our executive officers; and

•	FOR the ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Cumulative voting is not permitted with respect to the election of directors. Holders of our 8.0% series A convertible preferred stock do not have voting rights, except in certain limited circumstances, and will not be entitled to vote at the 2022 annual meeting or any adjournment thereof.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available at our headquarters, located at 1 Jenner, Suite 200, Irvine, California 92618, during regular business hours for the ten days prior to the Annual Meeting. This list will also be available during the Annual Meeting at the meeting location. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Computershare, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.” As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?

Stockholders of Record. If you are a Stockholder of Record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or other nominee, who is the Stockholder of Record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. You may be asked to present government-issued photo identification for entrance into the Annual Meeting. You will also be asked to provide proof of Beneficial Ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a Stockholder of Record, then you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 1:00 a.m. Central Time on June 28, 2022. Alternatively, you may request a printed proxy card by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

•	You may vote by mail. If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than June 27, 2022. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each Proposal.

•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners. If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, if you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

May I change my vote or revoke my proxy?

Stockholders of Record. If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at the address listed on the Notice of Annual Meeting accompanying this proxy statement; or

•	attending the Annual Meeting and voting in person.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named on the proxy card have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the common shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as shown on the first page of the proxy statement). If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a Stockholder of Record and you submit a proxy but you do not provide voting instructions, your common shares will be voted:

•	FOR the election of the four directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms (Proposal No. One);

•	FOR endorsement of the compensation of our executive officers (Proposal No. Two);

•	FOR the ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. Three); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Each of Proposal No. One (election of directors) and Proposal No. Two (endorsement of executive compensation) is a non-routine matter, while Proposal No. Three (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal Nos. One and Two, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. Three. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Nevada law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were at total of 6,602,498 shares of common stock outstanding, which means that 3,301,250 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the common shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (Proposal Nos. Two and Three). However, because the outcome of Proposal No. One (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists.

A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not affect the outcome of the vote on Proposal Nos. Two or Three.

How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. One – Election of directors	Plurality of voting power of shares present and entitled to vote	No

Proposal No. Two – Endorsement of the compensation of executive officers	Majority of voting power of shares present and entitled to vote	No

Proposal No. Three – Ratification of the appointment of independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes

With respect to Proposal No. One, you may vote (i) FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. The four nominees receiving the most FOR votes will be elected. Cumulative voting is not permitted with respect to the election of directors. If you WITHHOLD your vote as to all nominees, your vote will be treated as if you had ABSTAINED from voting on Proposal No. One, and your abstention will have no effect on the outcome of the vote.

With respect to Proposal Nos. Two and Three, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for the solicitation?

The board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.

This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Interlink or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders of Record who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Interlink only send a single copy of the next year’s proxy materials, you may contact us as follows:

Interlink Electronics, Inc.
Attention: Secretary
1 Jenner, Suite 200
Irvine, California 92618
(805) 484-8855

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL NO. ONE

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members. Three of our directors are independent according to the independent director requirements of The Nasdaq Stock Market (“Nasdaq”). Our directors serve for one-year terms. See “Board of Directors and Corporate Governance” below for more details about our board.

At the Annual Meeting, stockholders will be asked to elect four directors, Mr. Steven Bronson, Ms. Joy Hou, Mr. David Wolenski, and Ms. Maria Fregosi, to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified. The following table sets forth the names and certain other information as of May 9, 2022 for each of the nominees for election as a director.

Nominee	Age	Director Since	Company Position
Steven N. Bronson	56	2010	Chairman of the Board, Chief Executive Officer, and President
Joy C. Hou(1)	45	2020	Incumbent Director
David J. Wolenski(1)	60	2020	Incumbent Director
Maria N. Fregosi(1)	56	2021	Incumbent Director

(1)	Member of the audit committee, compensation committee and nominating and corporate governance committee.

Nominees for Director

Steven N. Bronson. Mr. Bronson has over 37 years of business and entrepreneurial experience. His successful background in investment banking, operations, and management has led him to acquire meaningful stakes in several promising technology companies and assuming CEO roles. Mr. Bronson became the Chairman and CEO of Interlink Electronics in 2010. Less than a year later, in 2011, he also took on the role of President, bringing both his operational and financial expertise to the company. Since successfully returning Interlink’s business to profitability, Mr. Bronson has focused on strategic matters, mission-critical decisions, and the identification of potential acquisitions and business partnership opportunities.

In July 2013, Mr. Bronson assumed the positions of President and CEO of Qualstar Corporation (OTCMKTS: QBAK)—a high-quality tape library manufacturer—and its subsidiary N2Power, a manufacturer of high efficiency power supplies for diverse electronics industries. He immediately initiated a turnaround strategy, implementing cost-cutting measures and aggressive sales efforts. Since October 2008, Mr. Bronson has held the position of Chairman, President, and CEO of BKF Capital Group, Inc. (OTCMKTS: BKFG) a publicly traded company operating through its wholly-owned subsidiaries, BKF Asset Holdings, Inc., which invests in publicly and privately owned businesses, and Bronson Financial LLC, a FINRA member investment banking firm (providing M&A advisory and capital raising services to lower and middle-market companies). In addition, Mr. Bronson served on the board of Mikron Infrared Instruments, Inc. from September 1996 to July 2000. During a restructuring period spanning August 1998 to May 1999, he was appointed Mikron’s Chairman and CEO. Mr. Bronson led the effort of recruiting a top-notch management team, eventually increasing the company’s revenue by 500 percent; it was sold in April 2007. Mr. Bronson is also the Chairman, President, and Chief Executive Officer of Ridgefield Acquisition Corp. (OTCMKTS: RDGA) since 1996. Ridgefield Acquisition Corp. is a public shell that is seeking a merger, acquisition, or business combination with a viable operating entity. Mr. Bronson currently holds the Series 4, 7, 24, 27, 53, 55, and 79 licenses.

Mr. Bronson was selected to serve on our board of directors because of the perspective and experience he brings as our largest stockholder, his extensive experience with technology companies, and his experience serving as a senior executive officer of a public company.

Joy C. Hou. Ms. Hou joined our board of directors in June 2020. Ms. Hou presently is the CEO and Co-Founder of MREN, Inc., an enterprise technology platform serving the commercial real estate industry since 2013. Ms. Hou has over 30 years of business and entrepreneurial experience in finance, technology, and management. Prior to MREN, Ms. Hou was the CEO and Co- Founder of RAISC, Inc., a tech-enabled bank distressed asset platform that centralized data for over $3B of commercial real estate assets and supported the disposition of over $1.5B of assets. In addition, Ms. Hou spent over 10 years on Wall Street where she held various debt and equity investment positions at Donaldson, Lufkin & Jenrette, Lehman Brothers and served as the Head of Hospitality Practice at Barclays Capital. Ms. Hou is currently on the Board of Cornell Asian Alumni Association as the Vice President of University Relations and had previously served on the Board of Country Montessori School. Ms. Hou holds a Bachelor of Science degree from Cornell University’s School of Hotel Administration with Distinction.

Ms. Hou was selected to serve on our board of directors because of her extensive business experience in working with technology companies, as both a Wall Street banker and entrepreneur.

David J. Wolenski. Mr. Wolenski joined our board of directors in June 2020. He currently serves as President and on the Board of Directors of Electro-Mechanical Products, Inc., a privately held company engaged in the manufacture of precision-machined components and thermal management systems for the semiconductor, laser, and medical device industries. From 1996 to 2000, Mr. Wolenski was Chief Executive Officer of OZO Automation, Inc. (OTCBB: OZOA), a publicly-traded company that produced robotic workstations for the electronics industry. As Chief Executive Officer, he also managed the sale of OZO’s assets to JOT Automation of Olunsalo, Finland, and served as President of their Depaneling subsidiary from 2000 to 2001. From 1983 to 1996, Mr. Wolenski held various positions with Johns Manville Corporation, a worldwide leader in fiberglass insulations and engineered products, which included managerial assignments in manufacturing, business development, and quality assurance. Mr. Wolenski currently serves on the board of directors of Qualstar Corporation (OTCMKTS: QBAK), a position he has held since 2013. His past board affiliations have included OZO Automation, Inc., where he was a director from 1996 to 1999, and Bio-Medical Automation, Inc., where he was a director from 1999 to 2000. Mr. Wolenski holds a BS degree in Mechanical Engineering from the University of Colorado at Boulder (1983), and an MBA from the University of Colorado at Denver (1990).

Mr. Wolenski was selected to serve on our board of directors because of his senior executive management experience at privately-held and publicly-held manufacturing companies and his prior experience as a director of other companies.

Maria N. Fregosi. Ms. Fregosi joined our board of directors in February 2021. Ms. Fregosi is Chief Investment Officer of Home Point Capital Inc. (NASDAQ:HMPT), a leading residential mortgage originator and servicer, where she is responsible for managing and monitoring the company’s investments. Ms. Fregosi is a founding member of Home Point Capital, and previously served as its Chief Financial Officer from 2018 to 2020 as well as its Chief Strategy Officer and Chief Capital Markets Officer from 2015 to 2018. Ms. Fregosi has served as a member of the Board of Home Point Mortgage Acceptance Corp. since 2020. Prior to joining Home Point Capital, Ms. Fregosi served as Chief Capital Markets Officer for Hamilton Group Funding, a retail mortgage loan originator. In addition, Ms. Fregosi previously served as the Chief Operating Officer and Chief Compliance Officer of Catalyst Financial, a full-service value-based investment banking firm, and simultaneously the Chief Operating Officer for BKF Capital Group, Inc., a publicly traded investment company founded by Steven Bronson, our Chief Executive Officer. Ms. Fregosi also served as Chief Operating Officer and Chief Financial Officer of Client First Settlement Funding, a boutique specialty finance company, and as an Executive Vice President at ABN AMRO Bank. Ms. Fregosi holds a Master of Business Administration in Finance from the University of Rochester’s Simon School and is a Summa Cum Laude graduate with a Bachelor of Arts in Economics from SUNY Buffalo State College.

Ms. Fregosi was selected to serve on our board of directors because of her extensive business experience in working with publicly held companies in the investment banking and financial services industries.

Vote Required

Directors are elected by a plurality vote. The four nominees for directors receiving the highest number of votes cast will be elected as directors.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH
OF THE NOMINEES LISTED ABOVE***

PROPOSAL NO. TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this proxy statement and present at the annual meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this proxy statement, pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the annual meeting.

This vote will not be binding on our board of directors and may not be construed as overruling a decision by the board or creating or implying any change to the fiduciary duties of the board. The vote will not affect any compensation previously paid or awarded to any executive. The compensation committee and the board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Vote Required

The affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote is required for endorsement of the compensation of our executive officers.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE
COMPENSATION OF OUR EXECUTIVE OFFICERS***

PROPOSAL NO. THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Macias Gini & O’Connell LLP (“MGO”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022.

At the Annual Meeting, stockholders will be asked to ratify the appointment of MGO as our independent registered public accounting firm for the year ending December 31, 2022. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our board of directors submits the appointment of MGO to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests of Interlink and its stockholders. A representative of MGO will be invited to attend the Annual Meeting and, if attending, will have an opportunity to make a statement if he or she wishes to do so and be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

On November 24, 2021, RBSM LLP (“RBSM”) resigned as Interlink’s independent registered public accounting firm, effective on December 15, 2021.

The audit reports of RBSM on our financial statements as of and for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of our financial statements for the fiscal years ended December 31, 2019 and 2020, and for the subsequent interim period through December 1, 2021, there were: (i) no disagreements between us and RBSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreements in its report on our financial statements for such fiscal years; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

At the time of its resignation, we provided RBSM with a copy of the disclosures reproduced in this proxy statement and requested that RBSM furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not RBSM agrees with our statements. A copy of the letter dated November 30, 2021, furnished by RBSM in response to that request is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2021.

The audit committee of our board of directors approved the appointment of Macias Gini & O’Connell LLP as our new independent registered public accounting firm, and we formally engaged MGO as our independent registered public accounting firm on January 19, 2022. MGO conducted the audit of our financial statements for the fiscal year ended December 31, 2021.

During our two most recent fiscal years ended December 31, 2020 and 2021 and through January 19, 2022, neither we nor anyone on our behalf consulted with MGO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and MGO did not provide either a written report or oral advice to us that MGO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed to us by MGO for professional services rendered during the fiscal year ended December 31, 2021. MGO did not provide professional services to us during 2020.

2021
Audit Fees(1)	$130,000
Audit-Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total Fees	$130,000

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.

(2)	“Audit-Related Fees” consist of fees incurred for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements.

(3)	“Tax Fees” consist of fees incurred for professional services rendered in connection with tax audits, tax compliance, and tax consulting and planning.

(4)	“All Other Fees” relate to professional services not included in the categories above, including services related to other regulatory reporting requirements.

The following table presents fees billed to us by RBSM, our independent registered public accounting firm for the years presented, for professional audit services and other services for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$30,000	$110,000
Audit-Related Fees(2)	25,000	8,500
Tax Fees(3)	—	—
All Other Fees(4)	—	2,488
Total Fees	$55,000	$120,988

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.

(2)	“Audit-Related Fees” consist of fees incurred for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. Audit-related fees for 2021 include fees for professional services rendered in connection with registration of shares pursuant to our registration statements on Form S-3 that we filed with the SEC during 2021. Audit-related fees for 2020 include fees for professional services rendered in connection with the registration of shares pursuant to our registration statement on Form S-8 that we filed with the SEC during 2020.

(3)	“Tax Fees” consist of fees incurred for professional services rendered in connection with tax audits, tax compliance, and tax consulting and planning.

(4)	“All Other Fees” relate to professional services not included in the categories above, including services related to other regulatory reporting requirements. All other fees for 2020 include reimbursement of direct, out-of-pocket expenses.

Auditor Independence

In 2021, there were no other professional services provided by MGO or RBSM that would have required the audit committee to consider their compatibility with maintaining the independence of such firm.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before the establishment of our audit committee in July 2020, the duties and responsibilities of the audit committee were performed by our full board of directors.

Before engagement of the independent registered public accounting firm for the next fiscal year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

•	Audit services. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to form an opinion on our consolidated financial statements. Audit services also include, as necessary, the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. Other audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

•	Audit-related services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.

•	Tax Services. Tax services include services related to tax compliance, tax planning and tax advice.

•	All Other Services. All other services are those services not described in the other categories that are not prohibited by SEC rules.

The audit committee pre-approves particular services or categories of services on a case-by-case basis. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee, or as permitted, the audit committee chair, before the independent registered public accounting firm is engaged. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the audit committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, or the audit committee chair. All fees paid to MGO and RBSM for the fiscal years ended December 31, 2021 and 2020 were pre-approved by the audit committee or, before establishment of our audit committee in July 2020, by the full board of directors in accordance with the process described in the policy above.

Vote Required

The affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of MGO as our independent registered public accounting firm for the year ending December 31, 2022.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF MACIAS GINI & O’CONNELL LLP ***

REPORT OF THE AUDIT COMMITTEE

The Audit Committee maintains effective working relationships with the Board, management and Macias Gini & O’Connell LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with the Company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with the Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Submitted by the Audit Committee of the Board:

Maria N. Fregosi (Chair)
Joy C. Hou
David J. Wolenski

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

The board of directors met five times in 2021. Each board member attended at least 75% of the aggregate number of board meetings and meetings of standing committees of which he or she is a member.

Director Independence

Our common stock is listed on the Nasdaq Stock Market. Under the Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise or interfere with such director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Ms. Fregosi, Ms. Hou, and Mr. Wolenski, current directors, are “independent directors” as defined under applicable Nasdaq rules and regulations. Because Mr. Bronson is employed by Interlink, he does not qualify as independent.

In addition, our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Ms. Fregosi, Ms. Hou, and Mr. Wolenski, each of whom is a non-employee member of our board of directors, serve on these board committees. Our board of directors has determined that each of Ms. Fregosi, Ms. Hou and Mr. Wolenski satisfies the requirements for independence and, in the case of the audit committee, financial literacy for service on the audit committee, compensation committee and nominating and corporate governance committee under applicable Nasdaq rules.

Board Leadership Structure; Lead Independent Director

Mr. Bronson, our chief executive officer, serves as chairman of our board of directors. Mr. Bronson possesses detailed, in-depth knowledge of the issues, opportunities, and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development. Our board of directors believed that Mr. Bronson’s combined role as chief executive officer and chairman enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when our chief executive officer serves as the chairman of our board of directors or if the chairman is not otherwise independent. Because Mr. Bronson is our chairman, our board of directors has appointed David J. Wolenski to serve as our lead independent director. As lead independent director, Mr. Wolenski presided over periodic meetings of our independent directors, served as a liaison between our chairman and the independent directors, worked with Mr. Bronson to establish board meeting agendas, raised issues with management on behalf of the independent directors when appropriate, oversaw the general functioning of the board and committees and performed such additional duties as our board of directors otherwise determined and delegated.

Our independent directors bring experience, oversight and expertise from outside of our company. We believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks, and integrity.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or as otherwise determined by our board of directors. Each of these standing committees operates under a written charter adopted by the board of directors. The charters are available on the “Investors” section of our website at www.interlinkelectronics.com.

Audit Committee. Ms. Fregosi, Ms. Hou, and Mr. Wolenski, each of whom is a non-employee member of our board of directors, serve on our audit committee, and Ms. Fregosi chairs the committee. The audit committee met four times during 2021. Our board of directors has determined that each of the members of the audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC. Our board of directors has also determined that Ms. Fregosi qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of Nasdaq. The audit committee is responsible for, among other things:

•	appointing, overseeing, and if need be, terminating any independent auditor;

•	assessing the qualification, performance and independence of our independent auditor;

•	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;

•	reviewing our financial statements and related disclosures;

•	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;

•	reviewing our overall risk management framework;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;

•	reviewing and approving related person transactions; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee. Mr. Wolenski, Ms. Hou, and Ms. Fregosi, each of whom is a non-employee member of our board of directors, comprise our compensation committee, and Mr. Wolenski chairs the committee. The compensation committee met two (2) times during 2021. Our board of directors has determined that each of the members of the compensation committee meets the requirements for independence under the rules of Nasdaq and the SEC. The compensation committee is responsible for, among other things:

•	reviewing the elements and amount of total compensation for all officers;

•	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the board;

•	reviewing and approving any changes in the compensation for officers, other than our chief executive officer;

•	administering our equity compensation plans;

•	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and

•	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Nominating and Corporate Governance Committee. Ms. Hou, Mr. Wolenski, and Ms. Fregosi, each of whom is a non-employee member of our board of directors, comprise our nominating and corporate governance committee, and Ms. Hou chairs the committee. The nominating and corporate governance committee met two (2) times during 2021. Our board of directors has determined that each of the members of the nominating and corporate governance committee meets the requirements for independence under the rules of Nasdaq for service on this committee. The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;

•	identifying, recruiting and nominating director candidates to the board if and when necessary;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Board Member Nomination Process

The nominating and corporate governance committee employs a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills and expertise that are complementary to those of the existing members of our board of directors, (iv) the ability to assist and support management and make significant contributions to the company’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our board of directors, and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider other factors that it may deem, from time to time, in our and our stockholders’ best interests. The nominating and corporate governance committee may also take measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors, or management.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, the nominating and corporate governance committee recommends to the full board of directors the director nominees for election. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations

Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors

The nominating and corporate governance committee will consider candidates for nomination to the board of directors recommended by any stockholder holding at least one percent (1%) of the fully diluted capitalization of Interlink for at least twelve months prior to the date that the recommendation is submitted. The committee will evaluate recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. A stockholder wishing to recommend a candidate for nomination should contact our Secretary in writing, at the address indicated in the next paragraph. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and Interlink and evidence of the recommending stockholder’s ownership of our common stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership. Our nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board by complying with the rules and regulations of the Securities and Exchange Commission. An eligible stockholder who wishes to submit a nomination should review the statutory requirements for nominations by stockholders. Any nomination should be sent in writing to the Company, addressed to the attention of the Secretary at Interlink Electronics, Inc., 1 Jenner, Suite 200, Irvine, California 92618. The notice must comply with applicable federal and state law.

Board’s Role in Risk Management Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board must satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other members of the senior management team at regularly scheduled quarterly board meetings and in other meetings between the quarterly meetings, where, among other topics, they discuss strategy and risks facing the Company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also discusses guidelines and policies with respect to risk assessment and risk management with management and the independent auditor. In addition, the audit committee reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies as well as in our leadership development and succession planning. Finally, the full board of directors reviews strategic and operational risk reported by the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board may do so by writing to our board of directors or to the particular member of our board, and mailing the correspondence to our Secretary, Interlink Electronics, Inc., 1 Jenner, Suite 200, Irvine, California 92618 or sending it by email to ir@iefsr.com. Our legal counsel, or his designee in the legal department, will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairman of the board.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the “Investors” section of our website at www.interlinkelectronics.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Prohibition on Hedging Shares; Pledging of Shares

Our insider trading policy provides that our employees and directors may not engage in derivative transactions involving our securities. Our insider trading policy prohibits our employees and directors from hedging or lending Company securities in any transaction, including by entering into any short sales, swaps, options, puts, calls, forward contracts, or any other similar derivatives transaction. Our insider trading policy does not prohibit our employees and directors from pledging our securities for margin loans or other purposes, and thus they are able to do so subject to compliance with the other terms of our insider trading policy that might restrict such activities.

Non-Employee Director Compensation

Director Compensation Table

The following table details the total compensation earned by our non-employee directors in fiscal year 2021:

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Joy C. Hou (2)	$15,000	$5,000	$20,000
David J. Wolenski (2)	$15,000	$5,000	$20,000
Maria N. Fregosi (2)(3)	$8,750	$10,000	$18,750

(1)	Represents awards of our common stock. These amounts represent the grant date fair value of the stock awards granted in fiscal year 2021 determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included our 2021 Annual Report on Form 10-K.

(2)	On July 16, 2021, each of Ms. Hou, Mr. Wolenski and Ms. Fregosi received 535 shares of our common stock as partial payment of their annual compensation for service on our board of directors.

(3)	Ms. Fregosi became a director in February 2021. Ms. Fregosi received an initial award of 343 shares of our common stock on March 15, 2021 as part of her initial compensation for joining our board of directors.

No director held stock options or restricted stock awards as of December 31, 2021.

Outside Director Compensation Policy

Our board of directors has adopted a policy for the compensation for our non-employee directors, or the Outside Directors. Outside Directors will receive compensation in the form of equity and cash, as described below:

•	Initial Equity Award. Each person who first becomes an Outside Director will be granted common stock with a grant date fair value equal to $5,000. These awards will be granted on the date of the first meeting of our board of directors or compensation committee occurring on or after the date on which the individual first became an Outside Director.

•	Annual Equity Award. Annually, on July 15, each Outside Director who has served on our board of directors for at least the preceding six months will be granted common stock with a grant date fair value equal to $5,000.

•	Cash Compensation. Each Outside Director receives an annual retainer of $10,000 in cash for serving on our board of directors, or the Annual Fee. The Annual Fee is paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter. An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter will receive a prorated payment of the quarterly payment of the Annual Fee.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of May 9, 2022. Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Company Position
Steven N. Bronson	56	Chairman of the Board, President, and Chief Executive Officer
Ryan J. Hoffman	43	Chief Financial Officer and Secretary
Gene Chen, PhD	50	Vice President of Engineering & Advanced Materials

Please see “Proposal No. One – Election of Directors – Nominees for Director” for information about Mr. Bronson, who also serves on our board of directors and is a nominee for election at the Annual Meeting.

Ryan J. Hoffman. Mr. Hoffman has served as our Chief Financial Officer since November 2020, joining Interlink with more than two decades of auditing and professional services experience accrued at two top global public accounting firms. He previously spent 16 years at the accounting firm RSM US LLP and was a partner there for his last five years. At RSM, he successfully led audits of global companies in industries that include technology, consumer products, and manufacturing, and cultivated a specialization in software and multiple-element revenue recognition accounting and auditing. Prior to that, he worked for the Big Four accounting firm Ernst & Young. Mr. Hoffman graduated with a degree in accounting from Chapman University and is a licensed CPA. He is also the Chief Financial Officer of Qualstar Corporation (OTCMKTS: QBAK) and BKF Capital Group, Inc. (OTCMKTS: BKFG).

Gene Chen, PhD. Dr. Chen joined Interlink in May 2021 as our Vice President of Engineering & Advanced Materials. Dr. Chen has more than two decades of experience in advanced materials and electronic devices and has taken leadership roles in a wide variety of technical fields, including force sensing and human machine interface (HMI) technology. Prior to joining Interlink, from 2016 to 2021 he was CTO at force sensor company New Degree Technology, where he led its R&D and product development teams. Prior to that, he is the founding member of Pixelligent Technologies, LLC and served as VP of Engineering from 2009 to 2016. His diverse, interdisciplinary background has also included roles managing projects working on nanomaterials and advanced materials for applications ranging from LEDs and OLEDs to semiconductors to dielectric coatings for spaceships. Dr. Chen has also served on numerous grant review panels for the National Science Foundation and Department of Energy. Dr. Chen earned a doctorate of philosophy in electrical engineering – focusing on electro-physics and microelectronics – from the University of Maryland, College Park. An active member of the scientific community, he holds 14 patents, has published 17 scientific papers, and has sat on multiple peer review panels. Dr. Chen leads Interlink’s R&D and materials science laboratory in Camarillo, California, and directs Interlink’s global engineering team.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

The compensation committee of our board of directors is responsible for the executive compensation programs for our executive officers and reports to the board on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the executive officers that report to him, except that he does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short-term and long-term compensation for all executive officers, excluding himself, based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. The compensation committee makes recommendations to the board regarding compensation for the chief executive officer. The independent members of the board make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. The compensation committee has not retained the services of a compensation consultant since 2016.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during 2021 and 2020. As a “smaller reporting company,” as such term is defined in the rules promulgated under the Exchange Act, we are required to provide compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Throughout this proxy statement, these three officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	All Other Compensation(2) ($)	Total ($)
Steven N. Bronson	2021	300,000	100,000	1,677	401,677
Chief Executive Officer, President, and Chairman of the Board	2020	300,000	—	1,677	301,677

Ryan J. Hoffman(3)	2021	94,379	50,000	697	145,076
Chief Financial Officer	2020	12,079	—	16	12,095

Gene Chen, PhD(4)	2021	103,713	10,000	250	113,963
Vice President of Engineering & Advanced Materials	2020	—	—	—	—

(1)	Consists of discretionary cash bonuses awarded by our compensation committee.

(2)	Consists of the taxable cost of group term life insurance coverage, 401(k) employer matching contributions, and other miscellaneous compensation.

(3)	Mr. Hoffman joined Interlink in November 2020. Mr. Hoffman also serves as Chief Financial Officer for Qualstar Corporation and BKF Capital Group, Inc. Accordingly, a portion his compensation is charged to Qualstar Corporation and BKF Capital Group, Inc. based on the approximate amount of time Mr. Hoffman devotes to Interlink, Qualstar Corporation, and BKF Capital Group, Inc. The amounts presented in this table represent the net portion of his compensation charged to and incurred by Interlink.

(4)	Dr. Chen joined Interlink in May 2021.

Outstanding Equity Awards at Fiscal Year End

None

Executive Officer Employment Letters

We have entered into employment agreements with each of the named executive officers. With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer with the oversight and approval of the compensation committee of the board.

Steven N. Bronson

We entered into an employment agreement with Steven N. Bronson, our Chairman, President and Chief Executive Officer, on July 7, 2016. The employment agreement was for an original term of one year and automatically renews for additional one-year periods unless either party elects not to renew or it is otherwise terminated, in either case pursuant to its terms.

Pursuant to his employment agreement, Mr. Bronson receives an annual base salary, currently $300,000, and is entitled to earn and receive bonus compensation based upon the achievement of performance goals, as determined by our compensation committee, in accordance with a bonus plan adopted by us for the applicable year. Mr. Bronson also is entitled to participate in our benefit plans, including health insurance, life insurance, disability insurance, and retirement plans.

If Mr. Bronson’s employment terminates due to his death or disability, Mr. Bronson or his beneficiaries will be entitled to receive his base compensation to the end of the monthly pay period immediately following the date of termination and any accrued bonus payments, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

If Mr. Bronson’s employment is terminated by him for “good reason”, or by us without “cause”, Mr. Bronson will be entitled to receive his base compensation to the date of termination, severance pay equal to twelve months of his base compensation, any earned bonus compensation, employee benefits for twelve months following the date of termination, and any vested company match 401(k) or other retirement contribution, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

Mr. Bronson’s employment agreement also provides that upon a “change of control” of Interlink, Mr. Bronson is entitled to receive an amount in cash equal to twelve months of his base salary then in effect, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

Ryan J. Hoffman

We entered into an employment arrangement with Ryan J. Hoffman, our Chief Financial Officer, in November 2020. The employment arrangement provides for an annual base salary, which currently is $190,000 and a discretionary annual bonus. Because Mr. Hoffman also serves as Chief Financial Officer for Qualstar Corporation and BKF Capital Group, Inc., a portion his compensation is charged to Qualstar Corporation and BKF Capital Group, Inc. based on the approximate amount of time Mr. Hoffman devotes to Interlink, Qualstar Corporation, and BKF Capital Group, Inc. Mr. Hoffman’s employment arrangement provides for “at will” employment and may be terminated at any time by either party. Mr. Hoffman is not entitled to any termination or “change of control” payments or benefits under his employment agreement.

Gene Chen, PhD

We entered into an employment arrangement with Dr. Chen, our Vice President of Engineering & Advanced Materials, in May 2021. The employment arrangement provides for an annual base salary, which currently is $165,000 and a discretionary annual bonus. Dr. Chen’s employment arrangement provides for “at will” employment and may be terminated at any time by either party. Dr. Chen is not entitled to any termination or “change of control” payments or benefits under his employment agreement.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2021.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 60% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants. The match is limited to 50% of the participant’s deferral contributions, up to $500.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions, and series of related transactions, since January 1, 2020 to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000 or 1% of our average total assets at December 31, 2021 and 2020; and

•	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or their immediate family members, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transaction or series of related transactions to which we have been or will be a party other than compensation arrangements for our directors and executive officers, which are described where required under the headings “Board of Directors and Corporate Governance – Non-Employee Director Compensation” and “Executive Compensation.”

Cost Sharing Arrangements

Steven N. Bronson, our Chairman of the Board, President, and Chief Executive Officer, and Ryan J. Hoffman, our Chief Financial Officer, simultaneously serve as officers and, in the case of Mr. Bronson, as a director, of Qualstar Corporation (“Qualstar”) and BKF Capital Group, Inc. (“BKF Capital”). Mr. Bronson serves as President and Chief Executive Officer and as a Director of Qualstar and as the Chairman of the Board and Chief Executive Officer of BKF Capital. Mr. Hoffman serves as Chief Financial Officer of each of Qualstar and BKF Capital.

We have entered into the following cost sharing arrangements with Qualstar and BKF Capital:

Irvine, California Facility: We have facilities agreements with both Qualstar and BKF Capital to allow each the use of a portion of the office leased by us in Irvine, California, and we have agreed to split substantially all rent and lease-related costs on an apportioned basis according to the approximate relative usage levels by each entity. For the years ended December 31, 2021 and 2020, we billed Qualstar $54 thousand and $27 thousand, respectively, for Qualstar’s use of our Irvine office facility. For the years ended December 31, 2021 and 2020, we billed BKF Capital $3 thousand and $1 thousand, respectively, for BKF Capital’s use of our Irvine office facility.

Camarillo, California Facility: We have a facilities agreement with Qualstar to allow us to use a portion of the office and warehouse facility leased by Qualstar in Camarillo, California, and we have agreed to split substantially all rent and lease related costs on an apportioned basis according to the approximate relative usage levels by each entity. For the years ended December 31, 2021 and 2020, we incurred $72 thousand and $50 thousand, respectively, for our use of Qualstar’s Camarillo facility.

Consulting Agreements: We have entered into various consulting agreements with Qualstar and BKF Capital. Pursuant to the consulting agreements, certain of the parties’ respective employees and independent contractors provide operational, sales, marketing, general and administrative services to the other entity. Interlink provided such consulting services to Qualstar in the amounts of $756 thousand and $507 thousand for the years ended December 31, 2021 and 2020, respectively. Interlink provided such consulting services to BKF Capital in the amounts of $65 thousand and $5 thousand for the years ended December 31, 2021 and 2020, respectively. Qualstar provided such consulting services to Interlink in the amounts of $14 thousand and $29 thousand for the years ended December 31, 2021 and 2020, respectively.

M&A Advisory Consulting Agreement: Effective July 2021, we entered into a M&A advisory consulting services agreement with Bronson Financial LLC, a wholly owned subsidiary of BKF Capital, in which Bronson Financial LLC provides mergers and acquisitions advisory consulting services to Interlink for $10 thousand per month. For the year ended December 31, 2021, we incurred $60 thousand for services rendered under this agreement.

Expense Reimbursements: Additionally, the parties occasionally pay expenses on behalf of one another, for which each party reimburses the other party correspondingly. We incurred reimbursable expenses on behalf of Qualstar in the amounts of $82 thousand and $110 thousand for the years ended December 31, 2021 and 2020, respectively. We incurred reimbursable expenses on behalf of BKF Capital in the amounts of $13 thousand and $0 thousand for the years ended December 31, 2021 and 2020, respectively. Qualstar incurred reimbursable expenses on behalf of us in the amounts of $16 thousand and $42 thousand for the years ended December 31, 2021 and 2020, respectively.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements and our articles of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 or 1% of our average total assets at December 31, 2021 and 2020 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information about our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	—	—	1,538,543
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,538,543

(1)	Consists of our 2016 Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 9, 2022, for:

•	each of our named executive officers;

•	each of our directors and nominees;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws. None of the stockholders identified in the table below owned any shares of our 8.0% series A convertible preferred stock.

We have based percentage ownership of our common stock on 6,602,498 shares of our common stock outstanding as of May 9, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of May 9, 2022, as well as all shares of common stock issuable upon conversion of preferred stock or pursuant to restricted stock units held by the person that are subject to vesting conditions expected to occur within 60 days of May 9, 2022. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Interlink Electronics, Inc., 1 Jenner, Suite 200, Irvine, California 92618.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers, Directors and Nominees:
Steven N. Bronson (1)	5,448,698	82.5%
Ryan J. Hoffman	—	—
Gene Chen, PhD	—	—
Joy C. Hou (2)	11,535	*
David J. Wolenski	535	*
Maria N. Fregosi	878	*
All executive officers and directors as a group (6 persons)	5,461,646	82.7%

Other 5% Stockholders:
BKF Asset Holdings, Inc. (3)	993,658	15.0%

*	Less than 1%

(1)	Consists of (i) 4,249,040 shares of common stock held by Mr. Bronson individually and jointly with his spouse, (ii) 993,658 shares of common stock held by BKF Asset Holdings, Inc. and (iii) 206,000 shares of common stock held separately by Mr. Bronson’s spouse.

(2)	Consists of (i) 6,785 shares of common stock held Ms. Hou jointly with her spouse and (ii) 4,750 shares of common stock held Ms. Hou’s minor child.

(3)	BKF Asset Holdings, Inc. is a wholly-owned subsidiary of BKF Capital Group, Inc. Steven N. Bronson, Chairman, Chief Executive Officer and majority stockholder of BKF Capital Group, Inc., has voting and dispositive power with respect to these securities.

OTHER MATTERS

2021 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted in the “Investors” portion of our website at www.interlinkelectronics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Secretary, Interlink Electronics, Inc., 1 Jenner, Suite 200, Irvine, California 92618.

Deadlines to Propose Actions for Consideration at the 2023 Annual Meeting

Stockholder Proposals for Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2023 annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than January 18, 2023. In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Interlink Electronics, Inc.
Attention: Corporate Secretary
1 Jenner, Suite 200
Irvine, California 92618

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 01 - Steven N. Bronson 02 - David J. Wolenski 03 - Maria N. Fregosi For Withhold For Withhold For Withhold 1 U P X 04 - Joy C. Hou INTERLINK ELECTRONICS, INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03M8CD + + Proposals — The Board of Directors recommends a vote FOR each Proposal. A 1. To elect four directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please p rint date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card 3. To ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. For Against Abstain For Against Abstain 2. Advisory vote on executive compensation. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/LINK or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LINK Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 A.M., Central Time, on June 28, 2022. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LINK Notice of 2022 Annual Meeting of Stockholders Interlink Electronics, Inc. 10100 Santa Monica Boulevard, Ste 1400 Los Angeles, California 90067 Proxy Solicited by Board of Directors for Annual Meeting — June 28, 2022 Steven N. Bronson and Ryan J. Hoffman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Interlink Electronics, Inc. to be held on June 28, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” each Proposal. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Interlink Electronics, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items C + + Important notice regarding the Internet availability of proxy materials for the 2022 Annual Meeting of Stockholders. This proxy statement and the 2021 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/Link